Exhibit 10.1

SECURED PROMISSORY NOTE

$2,400,000.00	JUNE 17, 2008

FOR VALUE RECEIVED, STERLING MINING COMPANY, an Idaho corporation (“Maker”), promises to pay to the order of those individuals/entities listed on the attached Exhibit “A”, or their successors and assigns (collectively referred to herein as “Holder”), c/o Private Capital Group, Inc., a Utah corporation as agent for Holder at 486 West 50 North, American Fork, Utah 84003, or at such other place as Holder may from time to time designate in writing, the principal sum of TWO MILLION FOUR HUNDRED THOUSAND DOLLARS AND NO/100 ($2,400,000.00) (the “Loan”).

INTEREST RATE. Interest shall accrue on the principal balance at the rate of twenty-four percent (24%) per annum. The interest shall be calculated daily on the basis of a three hundred sixty (360) day year for all amounts outstanding but, in any case, shall be computed on the actual number of days in the period for which interest is charged, which period shall consist of three hundred sixty-five (365) or three hundred sixty-six (366) days on an annual basis. If any payment of interest under this Note would otherwise be due on a day which is not a business day, the payment instead shall be due on the next succeeding business day, and such extension of time shall be included in computing the interest due in respect of said payment. Notwithstanding anything to the contrary contained herein, this Note shall bear interest starting the date Holder first wires the funds into escrow, or the date indicated above, whichever is earlier, and will end the day after this Note has been paid in full.

MANNER OF RE-PAYMENT. Maker shall pay to Holder on July 1, 2008, and on the first day of each month thereafter during the term of the Loan, all accrued but unpaid interest. Upon the Maturity Date (as defined below), Maker shall make a balloon payment of all interest accrued on the outstanding principal balance and the outstanding balance of the Loan. Principal and interest are payable in lawful money of the United States of America.

MATURITY DATE. One hundred twenty (120) days from the date hereof (the “Maturity Date”).

LATE FEES. IF MAKER FAILS TO PAY ALL OUTSTANDING PRINCIPAL, INTEREST AND OTHER APPLICABLE FEES AND COSTS DUE AND PAYABLE ON THE MATURITY DATE, MAKER SHALL PAY A LATE CHARGE OF ONE AND ONE-HALF PERCENT (1.5%) OF THE OUTSTANDING PRINCIPAL BALANCE OF THE NOTE IMMEDIATELY AND EVERY FOURTEEN (14) DAYS AFTER THE MATURITY DATE THAT THE NOTE REMAINS UNPAID IN FULL.

SUCH FOURTEEN (14) DAY PERIOD SHALL NOT BE CONSTRUED AS IN ANY WAY EXTENDING THE DUE DATE OF ANY PAYMENT. THE “LATE CHARGE” IS IMPOSED FOR THE PURPOSE OF DEFRAYING THE EXPENSES OF HOLDER INCIDENT TO HANDLING SUCH DELINQUENT PAYMENT. THIS CHARGE SHALL BE IN ADDITION TO, AND NOT IN LIEU OF, ANY OTHER REMEDY HOLDER MAY HAVE AND IS IN ADDITION TO ANY FEES AND CHARGES OF ANY AGENTS OR ATTORNEYS WHICH HOLDER MAY EMPLOY UPON THE OCCURRENCE OF AN EVENT OF DEFAULT (HEREINAFTER DEFINED) HEREUNDER, WHETHER AUTHORIZED HEREIN OR BY LAW.

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Maker hereby specifically acknowledges and agrees to the fees described in the preceding capitalized two paragraphs.

Initials of J. Kenney Berscht, President of Maker:
Initials of James N. Meek, CFO of Maker:

DEFAULT INTEREST RATE. Upon the occurrence of an Event of Default and during the continuation thereof, and after maturity, including maturity upon acceleration, interest on the unpaid principal balance of this Note shall accrue at the DEFAULT INTEREST RATE OF THIRTY-SIX PERCENT (36.0%) per annum, (the “Default Interest Rate”) until all such amounts are paid in full, including after any judgment therefor. Holder, at its option, may, if permitted under applicable law, add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased rate). The interest rate under this Note will not exceed the maximum rate permitted by applicable law under any circumstances.

CERTAIN PROVISIONS REGARDING PAYMENTS. All payments made as scheduled on this Note shall be applied, to the extent thereof, to late charges, to accrued but unpaid interest, unpaid principal, and any other sums due and unpaid to Holder under the Loan Documents, in such manner and order as Holder may elect in its sole discretion. All permitted prepayments on this Note shall be applied, to the extent thereof, to accrued but unpaid interest on the amount prepaid, to the remaining principal installments, and any other sums due and unpaid to Holder under the Loan Documents, in such manner and order as Holder may elect in its sole discretion, including but not limited to application to principal installments in inverse order of maturity. Except to the extent that specific provisions are set forth in this Note or another Loan Document with respect to application of payments, all payments received by Holder shall be applied, to the extent thereof, to the indebtedness secured by the Mortgage in such manner and order as Holder may elect in its sole discretion, any instructions from Maker or anyone else to the contrary notwithstanding. Remittances in payment of any part of the indebtedness other than in the required amount in immediately available U.S. funds shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Holder in immediately available U.S. funds and shall be made without offset, demand, counterclaim, deduction, or recoupment (each of which is hereby waived) and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by the holder hereof of any payment in an amount less than the amount then due on any indebtedness shall be deemed an acceptance on account only, notwithstanding any notation on or accompanying such partial payment to the contrary, and shall not in any way excuse the existence of a Default.

PREPAYMENT. If any prepayment of all or any portion of the principal balance hereunder occurs, whether in connection with Holder’s acceleration of the unpaid principal balance of the Note or in any other circumstances whatsoever, or if this Note is satisfied or released by foreclosure (whether by power of sale or judicial proceeding), deed in lieu of foreclosure or by any other means, then Maker shall therewith pay the Prepayment Consideration. The foregoing shall not create any right of prepayment. Maker shall have no right whatsoever to prepay all or any portion of the principal balance of the Note, except only as follows:

(i) Maker shall have the right to prepay and shall not be required to pay any Prepayment Consideration with respect to prepayment required by Holder pursuant to the Instrument as a result of the application of insurance proceeds or condemnation awards under the Instrument or as a result of prepayment of the entire principal balance of the Note remaining due after the application of insurance proceeds or condemnation awards under the Instrument, provided that such prepayment of the entire principal balance of the Note remaining due is made within ten (10) days following the date of such application; and

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(ii) Further, provided Maker is not in default hereunder or under any of the Loan Documents and provides not less than ten (10) days prior written notice. Maker shall have the right to pay all (but not less than all) obligations then outstanding under the Loan Documents, including the prepayment of all principal, within the two (2) month period immediately prior to the Maturity Date. In such case, there shall be no Prepayment Consideration due.

The “Prepayment Consideration” shall be the amount equal to the amount of the monthly interest the Holder would earn if the principal balance being prepaid were outstanding for sixty (60) days from the date hereof, less interest already paid.

COMMERCIAL PURPOSE. Maker warrants that the Loan is being made solely to acquire or carry on a business or commercial enterprise, and/or Maker is a business or commercial organization. Maker further warrants that all of the proceeds of this Note shall be used for commercial purposes and stipulates that the Loan shall be construed for all purposes as a commercial loan, and is made for other than personal, family, household or agricultural purposes.

SECURITY: LOAN DOCUMENTS. The obligations of Maker under this Note are secured by that certain Mortgage of even date herewith (referred to herein as the “Mortgage”), by Maker, as Mortgagor, for the benefit of Holder, as Mortgagee. The Mortgage shall be a first priority Mortgage lien on those certain parcels of real property described therein, owned by the Maker, and located in Shoshone County, Idaho, as more particularly described in the Mortgage and the attached Exhibit “B” (collectively the “Property”). This Note, the Mortgage, and all other documents or agreement that govern, evidence, secure or otherwise relate to this Note, or the loan evidenced hereunder, are referred to herein as the “Loan Documents.”

EVENTS OF DEFAULT. The occurrence of any of the following shall be deemed to be an event of default (“Event of Default”) hereunder:

a.	Failure to make any payment as herein provided immediately when due.

b.	The failure of Maker to timely satisfy any of the covenants and conditions set forth in this Note.

c.	The occurrence of a default or an event of default under the Mortgage or other Loan Documents.

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d.	Any representation or warranty by Maker in any Loan Document is materially false, incorrect, or misleading as of the date made.

e.	The occurrence of any event (including, without limitation, a change in the financial condition, business, or operations of Maker or any Guarantor for any reason whatsoever) that reasonably, materially and adversely affects the ability of Maker or any Guarantor to perform any of its obligation under the Loan Documents.

f.	Maker or any Guarantor (i) is unable to or admits in writing its inability to pay Maker’s monetary obligations as they become due, (ii) fails to pay when due any monetary obligation, whether such obligation be direct or contingent, to any person in excess of Fifty Thousand Dollars ($50,000.00), unless such obligation is being contested in good faith, as determined by Holder in its reasonable discretion (iii) makes a general assignment for the benefit of creditors, or (iv) applies for, consents to, or acquiesces in, the appointment of a trustee, receiver, or other custodian for itself or its property of any part thereof, or in the absence of such application, consent or acquiescence, a trustee, receiver, or other custodian is appointed for itself or its property or any past thereof, and such appointment is not discharged within sixty (60) days.

g.	Commencement of any case under the Bankruptcy Code, Title 11 of the United States Code, or commencement of any other bankruptcy arrangement, reorganization, receivership, custodianship, or similar proceeding under federal, state or foreign law by or against Maker or any Guarantor and with respect to any such case or proceeding that is involuntary, and such case or proceeding is not dismissed with prejudice within sixty (60) days of the filing thereof.

h.	Any litigation or proceeding is commenced before any governmental authority against or affecting Maker or any Guarantor, or the property of Maker or any Guarantor or any part thereof, and such litigation or proceeding is not defended diligently and in good faith.

i.	A final judgment or decree for monetary damages or a monetary fine or penalty (not subject to appeal or as to which the time for appeal has expired) is entered against Maker or any Guarantor by any government authority, which together with the aggregate amount of all other such judgments or decrees against Maker or any Guarantor that remain unpaid or that have not been discharged or stayed, exceeds Seventy Five Thousand and No/100 Dollars ($75,000.00), and such judgment or decree is not paid and discharged or stayed or appealed within thirty (30) days after the entry thereof.

j.

The death or dissolution of Maker or any Guarantor or the commencement of any action or proceeding which seeks as one of its remedies the dissolution of Maker or Guarantor. Notwithstanding the foregoing, a default shall not exist if upon the

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death of a Guarantor, the estate, within thirty (30) days, appoints another Guarantor who is financially acceptable to Holder and assumes all obligations of each Guarantor under the Guaranty.

k.	All or any part of the property of Maker or any Guarantor is materially attached, levied upon, or otherwise seized by legal process, and such material attachment, levy, or seizure is not quashed, stayed, or released within twenty (20) days after the date thereof.

ACCELERATION. Upon the occurrence of an Event of Default, Holder shall have the right, with five (5) days notice to Maker, to immediately accelerate the Note and enforce its remedies hereunder or under the Mortgage. No provisions of this Note may be changed, discharged, terminated, or waived except in a writing signed by the party against whom enforcement of the change, discharge, termination, or waiver is sought. No failure on the part of the Holder to exercise and no delay of Holder in exercising any right or remedy under this Note or under the law shall operate as a waiver thereof.

ATTORNEYS’ FEES: OTHER COLLECTION FEES. If this Note is not paid when due upon maturity or acceleration or if any Event of Default occurs. Maker promises to pay all costs of enforcement and collection and preparation therefor, including but not limited to, reasonable attorneys’ fees, whether or not any action or proceeding is brought to enforce the provisions hereof including, without limitation, all such costs incurred in connection with any bankruptcy, receivership, or other court proceedings (whether at the trial or appellate level).

NOTICE OR DEMAND. Maker hereby waives diligence, demand for payment, presentation for payment, notice of nonpayment, protest, notice to protest, notice of intent to accelerate, notice of acceleration, notice of dishonor, and all other notices or demands of any kind (except notices specifically provided for in this Note) and expressly agrees that, without any way affecting the liability of Maker, Holder may extend any maturity date or the time for payment of any installment due hereunder, otherwise modify this Note, accept additional security, release any person liable, and release any security or guaranty.

NATURE OF LOAN: COMPLIANCE WITH USURY LAWS. The loan evidenced by the Note is being made solely for the purpose of carrying on or acquiring a business or commercial enterprise. It is the intent of Maker and Holder and all other parties to the Loan Documents to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between Holder and Maker (or any other party liable with respect to any indebtedness under the Loan Documents) are hereby limited by the provisions of this Section which shall override and control all such agreements, whether now existing or hereafter arising. In no way, nor in any event or contingency (including but not limited to prepayment, default, demand for payment, or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged, chargeable, or received under this Note, the Mortgage, or any other Loan Document or otherwise, exceed the maximum nonusurious amount permitted by applicable law (the “Maximum Amount”). If, from any possible construction of any document, interest would otherwise be payable in excess of the Maximum Amount, any such construction shall be subject to the provisions of this Section and such document shall ipso facto be

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automatically reformed and the interest payable shall be automatically reduced to the Maximum Amount, without the necessity of execution of any amendment or new document. If Holder shall ever receive anything of value which is characterized as interest under applicable law and which would apart from this provision be in excess of the Maximum Amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loan in the inverse order of its maturity and not to the payment of interest, or refunded to Maker or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal. The right to accelerate maturity of the Note or any other Secured Indebtedness does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Holder does not intend to charge or receive any unearned interest in the event of acceleration. All interest paid or agreed to be paid to Holder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of such indebtedness so that the amount of interest on account of such indebtedness does not exceed the Maximum Amount. As used in this Section, the term “applicable law” shall mean the laws of the State of Utah or the federal laws of the United States applicable to this transaction, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

SEVERABILITY. If any provision of this Note is unenforceable the enforceability of the other provisions shall not be affected and they shall remain in full force and effect. In this Note the singular shall include the plural and the masculine shall include the feminine and neuter gender, and vice versa.

JURISDICTION. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUCTED IN ACCORDANCE WITH THE LAWS OF THE STATE OF UTAH WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES and all persons and entities in any manner obligated under this Note consent to the jurisdiction of any federal or state court within the State of Utah having proper venue and also consent to service of process by any means authorized by Utah or federal law with respect to any dispute or controversy hereunder or any action to enforce the terms thereof.

WAIVER OF JURY TRIAL. MAKER WAIVES TRIAL BY JURY IN ANY ACTION OR PRECEDING TO WHICH MAKER AND HOLDER MAY BE PARTIES, ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO, THIS NOTE, THE LOAN AGREEMENT, THE MORTGAGE OR ANY OF THE OTHER LOAN DOCUMENTS. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTION OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS NOTE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY MAKER AND MAKER HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. MAKER FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH LEGAL COUNSEL.

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1. SERVICE OF PROCESS. Maker hereby irrevocably designates and appoints James N. Meek, whose address is 2201 Government Way, Suite E, Coeur d’Alene, Idaho 83814, as Maker’s authorized agent to accept and acknowledge on Maker’s behalf service of any and all process that may be served in any suit, action, or proceeding instituted in connection with this Note in any state or federal court sitting in the State of Utah or Idaho. If such agent shall cease so to act, Maker shall irrevocably designate and appoint without delay another such agent in the State of Utah satisfactory to Holder and shall promptly deliver to Holder evidence in writing of such agent’s acceptance of such appointment and its agreement that such appointment shall be irrevocable.

Maker hereby consents to process being served in any suit, action, or proceeding instituted in connection with this Note by (a) the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to Maker and (b) serving a copy thereof upon the agent hereby designated and appointed by Maker as Maker’s agent for service of process. Maker irrevocably agrees that such service shall be deemed to be service of process upon Maker in any such suit, action, or proceeding. Nothing in this Note shall affect the right of Holder to serve process in any manner otherwise permitted by law and nothing in this Note will limit the right of Holder otherwise to bring proceedings against Maker in the courts of any jurisdiction or jurisdictions.

ENTIRE AGREEMENT. The Note and the other Loan Documents contain the complete understanding and agreement of Maker and Holder and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations. MAKER IS NOTIFIED THAT THIS NOTE AND OTHER WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OR ANY ALLEGED PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

JOINT AND SEVERAL LIABILITY. In the event this Note is executed, endorsed, guaranteed or assumed by more than one person, corporation, or any other entity, all of the parties shall be jointly and severally liable. Furthermore, each of the parties hereto agrees that his, her or its obligation shall continue in full force and effect notwithstanding the death, bankruptcy (or commencement thereof), dissolution or release of any other party and notwithstanding the taking or release of other or additional security and notwithstanding any waiver, amendment or modification (including but not limited to extension of time or performance) by the Holder of this Note as to the obligations under this Note, the Mortgage, or under other Loan Documents, or any of the other parties, with or without notice. Without limiting the generality of the foregoing, each of the parties to this Note agree that a separate action or actions may be brought against him, her or it, whether or not such an action is brought against any of the other parties to this Note.

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ADDITIONAL COVENANTS. In addition to the foregoing terms and provisions of the Note, the Maker covenants and agrees to comply with the following covenants and conditions:

(a)	Financial Reporting Covenants. Maker shall provide to Holder the following:

(i)	Maker shall provide information concerning Maker, Guarantors and the assets, business, financial condition, operations, property, prospects, and results of operations of Maker or any Guarantor as Holder reasonably requests from time to time, including but not limited to, monthly sales data, sale contracts, and appraisals for the Property.

IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the day and year first above written.

MAKER:

STERLING MINING COMPANY, an Idaho corporation

Signature:	/s/ J. Kenney Berscht	Signature:	/s/ James N. Meek
By:	J. Kenney Berscht	By:	James N. Meek
Its:	President	Its:	Chief Financial Officer
EIN #: 601- 066 822
Business Phone #: (403) 830 - 7566
Email Address: berschtk@aol.com
Office Address:
2201 Government Way, Suite E,
Coeur d’Alene, Idaho 83814

ACKNOWLEDGEMENT

STATE OF	Idaho	}
COUNTY OF	Shoshone	}

On the 17th day of June in the year 2008 before me, the undersigned, personally appeared J. Kenney Berscht and James N. Meek, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signatures on the instrument, the individual(s), or the persons upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the State of Idaho, County of Shoshone.

/s/ Kari A. Hill
Notary Public My commission expires: 7/14/11

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EXHIBIT “A”

LIST OF HOLDERS

i.	Michael & Beth Burke, as husband and wife, with a zero and twenty-nine-million-five-hundred-eighty-seven-thousand-seven-hundred-nine hundred millionths percent (0.29587709) interest;

ii.	Zane P. & Lisa Westover, as husband and wife, with a zero and fourty-one-million-six-hundred-sixty-six-thousand-six-hundred-sixty-seven hundred millionths percent (0.41666667) interest;

iii.	Daniel Gerszewski with a zero and fourty-nine-million-four-hundred-thirty-two-thousand-eight-hundred-seventy-five hundred millionths percent (0.49432875) interest;

iv.	David Burke with a zero and fifty-two-million-one-hundred-five-thousand-six-hundred-sixty-seven hundred millionths percent (0.52105667) interest;

v..	Creating Healthy Homes, LLC with a zero and six-hundred-twenty-five thousandths percent (0.62500000) interest;

vi.	Entrust Arizona FBO Glen Forthun # 10874 with a zero and six-hundred-twenty-five thousandths percent (0.62500000) interest;

vii.	John & Debbie Cardon, as husband and wife, with a zero and eighty-three-million-three-hundred-thirty-three-thousand-three-hundred-thirty-four hundred millionths percent (0.83333334) interest;

viii.	R.E.D. Inc with a zero and eighty-three-million-three-hundred-thirty-three-thousand-three-hundred-thirty-four hundred millionths percent (0.83333334) interest;

ix.	Tom Thomsen with a zero and eighty-three-million-three-hundred-thirty-three-thousand-three-hundred-thirty-four hundred millionths percent (0.83333334) interest;

x.	Martin Daniels with a zero and eighty-three-million-three-hundred-thirty-three-thousand-three-hundred-thirty-four hundred millionths percent (0.83333334) interest;

xi.	Rick & Dana Moon, as husband and wife, with a one and four-hundred-sixteen-thousand-six-hundred-sixty-seven ten millionths percent (1.04166670) interest;

xii.	Davoko, INC with a one and four-hundred-sixteen-thousand-six-hundred-sixty-seven ten millionths percent (1.04166670) interest;

xiii.	Lonnie & Judith Empey with a one and four-hundred-sixteen-thousand-six-hundred-sixty-seven ten millionths percent (1.04166670) interest;

xiv.	Jeff Arnold with a one and twenty-five hundredths percent (1.25000000) interest.

xv.	Corey & Brenda Enloe, as husband and wife, with a one and twenty-five hundredths percent (1.25000000) interest;

xvi.	Entrust Arizona FBO Carla Forthun # 10964 with a one and four-million-five-hundred-eighty-three-thousand-three-hundred-thirty-four ten millionths percent (1.45833340) interest;

xvii.	IRA Express, Inc. FBO Merlin A. Hansen Account #100240 with a one and six-million-six-hundred-sixty-six-thousand-six-hundred-sixty-seven ten millionths percent (1.66666670) interest;

xviii.	Linette Rollins with a one and six-million-six-hundred-sixty-six-thousand-six-hundred-sixty-seven ten millionths percent (1.66666670) interest;

xix.	Kenneth A. & Yael Mesa, as husband and wife, with a two and eight-hundred-thirty-three-thousand-three-hundred-thirty-four ten millionths percent (2.08333340) interest;

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xx.	Shayln Searle with a two and eight-hundred-thirty-three-thousand-three-hundred-thirty-four ten millionths percent (2.08333340) interest;

xxi.	Rhett A. & Lola K. Searle, as husband and wife, with a two and eight-hundred-thirty-three-thousand-three-hundred-thirty-four ten millionths percent (2.08333340) interest;

xxii.	Jonathan K & Heather D. Fowler, as husband and wife, with a two and five tenths percent (2.50000000) interest;

xxiii.	Gerszewski Living Trust with a two and six-million-eight-hundred-eighty-seven-thousand-three-hundred-seventy-five ten millionths percent (2.68873750) interest;

xxiv.	HHCorner, LLC with a two and nine-million-one-hundred-sixty-six-thousand-six-hundred-sixty-seven ten millionths percent (2.91666670) interest;

xxv.	Stephen Schauer with a four and one-million-six-hundred-sixty-six-thousand-six-hundred-sixty-seven ten millionths percent (4.16666670) interest;

xxvi.	Paul R. Major with a four and one-million-six-hundred-sixty-six-thousand-six-hundred-sixty-seven ten millionths percent (4. 16666670) interest;

xxvii.	Natalie A. Ide with a four and three-hundred-seventy-five thousandths percent (4.37500000) interest;

xxviii.	Cache Private Capital, LLC with a fourteen and five-hundred-forty-one-thousand-six-hundred-sixty-seven millionths percent (14.54166700) interest; and

xxix.	West Coast Lending Group with a forty one and six-hundred-sixty-six-thousand-six-hundred-sixty-seven millionths percent (41.66666700) interest.

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EXHIBIT “B”

DESCRIPTION OF THE PROPERTY

PARCEL 1:

Boxer, Lone Star, 1900, Snow Storm and Snow Storm Fraction Patented Mining Claims, M.S. No. 1879 situated in Hunter Mining District in Sections 19, 20, 29 and 30, Township 48 North, Range 6 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 35, deeds, page 207.

PARCEL 2:

Snow Cap, Snow Drift and Snow Peak Patented Mining Claim, M.S. 2063, situated in Hunter Mining District in Sections 19, 20 and 29, Township 48 North, Range 6 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 38, deeds, page 280.

PARCEL 3:

Illinois, Liberty, Protection and Snow Storm Cloud Patented Mining Claims, M.S. 2066A, situated in Hunter Mining District lying in Section 29, Township 48 North, Range 6 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 35, deeds, page 211.

PARCEL 4:

Midlight, Moonlight, Starlight and Sunlight Patented Mining Claims, M.S. 2104, situated in Hunter Mining District lying in Sections 30 and 31, Township 48 North, Range 6 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 38, deeds, page 277.

PARCEL 5:

Banner M.S. 2539, Oregon M.S. 2539, Puzzler Boy, M.S. 2539, Sister Roary, M.S. 2539 and Smyley, M.S. 2539, Patented Mining Claims situated in Hunter Mining District, Sections 2 and 3. Township 47 North, Range 5 East, B.M., Shoshone County. Idaho

PARCEL 6:

Josephine Patented Mining Claim, M.S. 1335, situated in Lelande Mining District in Section 16 and 17, Township 48 North, Range 5 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 1, Patents, page 154.

PARCEL 7:

Black Pine, Black Pine No.2, Erin Amended, Gilt Edge, Gilt Edge Fraction, Iron Silver Fraction Amended, Maid of Erin, McSweeny, Nobel Schley, Noble Schley Amended, Patrick Henry Fraction Amended, Patrick, Patrick Henry Amended, Sampson, Snow Cap, Snow Flake Fraction Amended and White Pine Amended Patented Mining Claims M.S. 3081-A situated in Lelande Mining District and Hunter Mining District in Sections 8, 16, 17, 20 and 21, Township 48 North, Range 5 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 59, Deeds, page 569.

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PARCEL 8:

Snow Drift Patented Mining Claim, M.S. 1354, situated in Lelande Mining District in Sections 16 and 17, Township 48 North, Range 5 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book B, Patents, page 26. Subject to Exception 22, Schedule B.

PARCEL 9:

Ben Harrison Patented Mining Claim, M.S. 2183, situated in Lelande Mining District in Section 17, Township 48 North, Range 5 East, B.M., Shoshone County. State of Idaho. Patent recorded in Book B, Patents, page 11.

PARCEL 10:

Ranger Patented Mining Claim, M.S. 2506 situated in Lelande Mining District in Section 17, Township 48 North, Range 5 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 45, Deeds, page 231.

TAILINGS POND TRACT:

A tract of land located in Section 10, Township 48 North, Range 3 East Boise Meridian, Shoshone County, State of Idaho, more particularly described as follows:

Beginning at a point from whence the South quarter corner of Section 10, Township 48 North. Range 3 East Boise Meridian. Bears S25°26’03”E a distance of 1323.22 feet;

Thence N52°02’22”E a distance of 222.39 feet to a point;

Thence N35°58’40”E a distance of 553.77 feet to a point;

Thence N10°29’08”E a distance of 390.50 feet to a point;

Thence N00°05’28”E a distance of 502.18 feet to the Center  1/4 corner of said Section 10;

Thence N46°45’41”E a distance of 1158.30 feet to a point;

Thence N86°59’56”E a distance of 490.92 feet to a point;

Thence S54°24’42”E (Shown of record as S54°20’00E”) a distance of 270.73 feet to a point;

Thence S21°33’07”W (Shown of record as S21°07’17”W) a distance of 25.96 feet to a point;

Thence S39°3’13”E (Shown of record as S40°03’03”E) a distance of 138.64 feet to a point;

Thence S37°00’24”E (Shown of record as S37°26’14”E) a distance of 273.82 feet to a point;

Thence S12°03’57”E (Shown of record as S12°03’45”E) a distance of 190.68 feet to a point;

Thence S12°58’24”W (Shown of record as S12°32’34”W) a distance of 118.62 feet to a point;

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Thence N89°38’13”E a distance of 57.82 feet (Shown of record as N89°12’23”E 58.24 feet) to a point on the northerly right-of-way of the Big Creek Road;

Thence along a curve to the right on said right-of-way with a radius of 542.96 feet a distance of 229.96 feet (With a long chord bearing S41°17’05”W a distance of 228.24 feet) to Sta PT 20+01.74 30 Rt of the Big Creek Road;

Thence S53°25’04”W (shown of record as S53°44’14”W) a distance of 957.59 feet to Sta PC 29+59.33 30 Rt of the Big Creek road;

Thence along a curve to the right on said right-of-way with a radius of 4553.66 feet a distance of 537.55 feet (With a long cord bearing of S56°47’59”W a distance of 537.23’) to Sta PC 35+00.42 30 Rt of the Big Creek Road;

Thence S60°10’53”W (Shown of record as S60°30’03”W) along said right-of-way a distance of 99.58 feet to a point Sta 36+00 30 Rt of the Big Creek Road;

Thence S77°20’07”W along said right-of-way a distance of 33.91 feet to Sta 36+32.40 40 Rt of the Big Creek Road;

Thence along a curve to the left on side right-of-way with a radius of 612.96 feet a distance of 231.49 feet (With a long chord bearing of S49°21’44”W a distance of 230.12 feet) to Sta PT 38+49.78 40 Rt of the Big Creek Road;

Thence S38°32’35”W (Shown of record as S38°51’45”W) a distance of 692.32 feet to Sta PC 45+41.10 40 Rt of the Big Creek Road;

Thence along a curve to the left on said right-of-way with a radius of 2934.79 feet a distance of 146.81 feet (With along chord bearing of S37°06’36”W a distance of 146.79 feet) to a point;

Thence N37°48’54”W a distance of 281.25 feet to a point;

Thence N23°26’35”W a distance of 215.98 feet to the true point-of-beginning.

The above descriptions include die following parcel numbers: 48N03E-10-1650; 48N06E-20-6300; 48N06E-30-2100; 48N06E-30-0150; 48N06E-19-9000; 48N06E-29-3200; MC0290; MC0054; and MC0013.

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